As filed with the U.S. Securities and Exchange Commission on July 8, 2024

Registration No. ____________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NOVO INTEGRATED SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	8000	59-3691650
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Novo Integrated Sciences, Inc.

11120 NE 2nd Street, Suite 100

Bellevue, WA 98004

Telephone: (206) 617-9797

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Mattacchione

Chief Executive Officer

Novo Integrated Sciences, Inc.

11120 NE 2nd Street, Suite 100

Bellevue, WA 98004

Telephone: (206) 617-9797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony, Linder & Cacomanolis, PLLC

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, Florida 33401

Telephone: (561) 514-0936

Facsimile: (561) 514-0832

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check market if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 8, 2024

Preliminary Prospectus

Novo Integrated Sciences, Inc.

3,500,000 Shares of Common Stock for Resale by Selling Securityholder

This prospectus relates to the offer and sale from time to time of up to 3,500,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) of Novo Integrated Sciences, Inc., a Nevada corporation (referred to herein as the “Company,” “we,” “our,” “us,” or other similar pronouns), by one selling securityholder identified in this prospectus (together with any of the holder’s transferees, pledgees, donees or successors, the “Selling Securityholder”) issuable by us upon conversion of a secured convertible promissory note in the principal amount of $6,210,000 (the “Convertible Note”). We sold the Convertible Note to the Selling Securityholder for $5,550,000 after deducting $660,000 in original issue discount and $50,000 of the Selling Securityholder’s transaction costs in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Securities Purchase Agreement dated April 5, 2024 (the “Securities Purchase Agreement”), as more fully described in this prospectus. For more information see “Prospectus Summary - The Streeterville Financing” for a description of the Securities Purchase Agreement and the Convertible Note, “Selling Securityholder” for additional information regarding the Selling Securityholder and “Description of Capital Stock —  Securities Offered in this Offering.”

The Convertible Note may converted by the Selling Securityholder into the Common Stock on any trading day (and the following trading day) that any intraday trade price of the Common Stock is 10% greater than the closing trade price on the previous trading day (each a “Voluntary Conversion”). The conversion price is equal to 85% of the lowest daily volume weighted average price of the Common Stock on any trading day during the five (5) trading day period prior to a conversion date (the “Conversion Price”), subject to adjustment as provided in the Convertible Note as well as beneficial ownership limitations.

The prices at which the Selling Securityholder may sell the Common Stock will be determined by the prevailing market price for the shares or in negotiated transactions.

We will not receive any of the proceeds from the sale of the Common Stock owned by the Selling Securityholder upon conversion of the Convertible Note. We will not receive any proceeds from the conversion of the Convertible Notes. See “Use of Proceeds” beginning on page 19 of this prospectus. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholder will bear all commissions and discounts, if any, attributable to their sale of securities. See “Plan of Distribution” beginning on page 24 of this prospectus.

The Selling Securityholder may sell the shares of our Common Stock described in this prospectus in a number of different ways and at varying prices. The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Our Common Stock is listed on the Nasdaq Global Market under the symbol “NVOS”. On July 5, 2024, the closing price of our Common Stock was $0.7599 per share, as reported by Nasdaq.

We are a “smaller reporting company,” as defined under the U.S. federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 18 of this prospectus before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC for the offering by us of Units consisting of common stock.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus. It is important for you to read and consider all information contained in this prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find Additional Information” in this prospectus.

No dealer, salesperson or other individual has been authorized to provide any information or to make any representation other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the common stock issuable upon conversion of the Convertible Note covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Effective November 7, 2023 we effected a 1-for-10 reverse stock split of our issued and outstanding common stock (together the “Reverse Stock Split”). All references to shares of our common stock in this prospectus refer to the number of shares of Common Stock after giving effect to the Reverse Stock Split and are presented as if the Reverse Stock Split had occurred at the beginning of the earliest period presented.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and services and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our products and services as well as any evolution of or shift in our business plans, or to execute any future strategic options are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this prospectus is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

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TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, our Annual Report on Form 10-K including “Item 1. Business,” the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Business Overview

Novo Integrated Sciences, Inc. (“Novo Integrated”) was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, the Company was re-domiciled to the State of Nevada. Effective July 12, 2017, the Company’s name was changed to Novo Integrated Sciences, Inc. When used herein, the terms the “Company,” “we,” “us” and “our” refer to Novo Integrated and its consolidated subsidiaries.

The Company owns Canadian and U.S. subsidiaries which provide, or intend to provide, essential and differentiated solutions to the delivery of multidisciplinary primary care and related wellness products through the integration of medical technology, interconnectivity, advanced therapeutics, diagnostic solutions, unique personalized product offerings, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered now and how it will be delivered in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective and efficient healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar - Service Networks: Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar - Technology: Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar - Products: Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science, combined with the integration of sophisticated, secure technology, assures Novo Integrated of continued cutting edge advancement in patient first platforms.

First Pillar - Service Networks for Hands-on Patient Care

Our clinicians and practitioners provide certain multidisciplinary primary health care services, and related products, beyond the medical doctor first level contact identified as primary care. Our clinicians and practitioners are not licensed medical doctors, physicians, specialist, nurses or nurse practitioners. Our clinicians and practitioners are not authorized to practice primary care medicine and they are not medically licensed to prescribe pharmaceutical based product solutions.

Our team of multidisciplinary primary health care clinicians and practitioners provide assessment, diagnosis, treatment, pain management, rehabilitation, education and primary prevention for a wide array of orthopedic, musculoskeletal, sports injury, and neurological conditions across various demographics including pediatric, adult, and geriatric populations through our 16 corporate-owned clinics, a contracted network of affiliate clinics, and eldercare related long-term care homes, retirement homes, and community-based locations in Canada.

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Our specialized multidisciplinary primary health care services include physiotherapy, chiropractic care, manual/manipulative therapy, occupational therapy, eldercare, massage therapy (including pre- and post-partum), acupuncture and functional dry needling, chiropody, stroke and traumatic brain injury/neurological rehabilitation, kinesiology, vestibular therapy, concussion management and baseline testing, trauma sensitive yoga and meditation for concussion-acquired brain injury and occupational stress-PTSD, women’s pelvic health programs, sports medicine therapy, assistive devices, dietitian, holistic nutrition, fall prevention education, sports team conditioning programs including event and game coverage, and private personal training.

Additionally, we continue to expand our patient care philosophy of maintaining an on-going continuous connection with our current and future patient community, beyond the traditional confines of brick-and-mortar facilities, by extending oversight of patient diagnosis, care and monitoring, directly through various Medical Technology Platforms either in-use or under development.

The occupational therapists, physiotherapists, chiropractors, massage therapists, chiropodists and kinesiologists contracted, by NHL, to provide occupational therapy, physical therapy and fall prevention assessment services are registered with the College of Occupational Therapists of Ontario, the College of Physiotherapists of Ontario, College of Chiropractors of Ontario, College of Massage Therapists of Ontario, College of Chiropodists of Ontario, and the College of Kinesiologists of Ontario regulatory authorities.

Our strict adherence to public regulatory standards, as well as self-imposed standards of excellence and regulation, have allowed us to navigate with ease through the industry’s licensing and regulatory framework. Compliant treatment, data and administrative protocols are managed through a team of highly trained, certified health care and administrative professionals. We and our affiliates provide service to the Canadian property and casualty insurance industry, resulting in a regulated framework governed by the Financial Services Commission of Ontario.

Affiliate Clinics

In order to strengthen our position within the Canadian Preferred Provider Network (“PPN”), we’ve built a contracted affiliate relationship with 127 clinics across Canada with 97 affiliate clinics in Ontario province and 30 affiliate clinics located throughout Alberta, Nova Scotia and Newfoundland.

The PPN is a network of five major insurance companies and their subsidiaries, totaling 26 insurance companies. PPN member insurance companies, in need of specific multidisciplinary primary health care solutions for their patients, send referrals to specific clinics registered through the PPN. We, as one of three major providers to the PPN, receive referrals through the PPN. This subset of business is a continuous source of referrals, from the insurance company payer to the approved group of clinics meeting the insurance companies’ pre-determined set of criteria for what they believe to be an appropriate clinical setting. Affiliate clinics pay us a mix of a flat fee and a percentage-based fee upon receipt of a payment for a service referral through the PPN.

The services provided by our affiliate clinics are consistent with the multidisciplinary primary health care services provided by our own corporate clinics. While each affiliate clinic may provide additional unique health care solutions, all affiliate clinics must meet specific criteria established under the PPN, creating a single standard of excellence across all clinics within our network.

LA Fitness U.S. and Canada Micro Clinics

In September 2019, through its U.S. subsidiary Novomerica Health Group, Inc. (“Novomerica”) and its Canadian subsidiary, Novo Healthnet Limited, the Company entered into exclusive Master Facility License Agreements (“License Agreement”) to establish and operate reduced footprint clinics, or “micro-clinics”, to provide outpatient physical and/or occupational therapy services and related products within LA Fitness facilities in both the U.S. and Canada. In March 2020, as a result of guidelines issued by local, state, federal, and provincial authorities due to the COVID-19 pandemic, LA Fitness U.S. and Canada closed all facilities nationwide. As a result, all contractual terms and conditions of both our U.S. and Canada Master Facility License Agreements were placed on hold through fiscal year 2021 with all parties expressing the intent to amend both the U.S. and Canada License Agreements and related timelines to launch our LA Fitness micro-clinic facilities as “normal” activity resumes in the LA Fitness U.S. and Canada facilities.

On December 15, 2021, NHL entered into an Amended and Restated Master Facility License Agreement (the “Amended and Restated Canada License Agreement”) with LAF Canada Company (“LA Fitness Canada”). The Amended and Restated Canada License Agreement had the effect of (i) removing NHL’s obligation to develop and open a certain number of facilities within certain designated time periods; and (ii) revising the default provisions such that certain defaults will result only in termination with respect to a specific facility, rather than of the license itself. As a result of the Amended and Restated Canada License Agreement, NHL may continue to develop and open additional facilities for business. The initial location is in the Brampton Ontario LA Fitness facility with more locations to follow in Ontario province.

We cannot guarantee that the U.S. License Agreement will be amended to allow for an extension of its timeline. Opening of our micro-clinic facilities may vary from state to state; however, our model plan to partner and sub-license with existing local clinic ownership to launch and operate in U.S. based LA Fitness locations remains intact and we are unable to verify our schedule to commence opening our micro-clinics in U.S. based LA Fitness locations.

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Eldercare

The Company’s eldercare related operations provide physiotherapy (“PT”), occupational therapy (“OT”), assessment and application assistance for assistive devices, fall prevention programs, community-based strengthening and general flexibility exercise classes, rehabilitative strategies and continuing education to eldercare clients, including caregivers and family members as applicable, in various long-term care homes, retirement homes and community-based locations across the province of Ontario, Canada.

As a result of NHL’s September 2013 asset acquisition of Peak Health LTC Inc, an Ontario corporation formed in 2006, NHL has more than 15-years’ experience of providing certain multidisciplinary related healthcare services and products to the eldercare community. In 2017, based on the philosophical overlap and synchronicity between PT and OT, NHL launched its occupational therapy sector of services for our eldercare clients. NHL’s eldercare focused OT and PT services and products are in direct competition with the top providers in this sector. We offer an extensive roster of both OT and PT clinicians certified by the Ministry of Health for assistive device assessment under the Assistive Device Program which, when the individual meets the criteria, allows our eldercare clients access to significant funding subsidies to purchase varying mobility aids (such as walkers, wheelchairs, seating, and power wheelchairs/scooters).

Additionally, our proprietary Electronic Rehabilitation Record and Management Reporting software solution provides us the ability to deliver each eldercare location with a wide-array of detailed PT and OT reports that include, among other things: (i) client specific treatment details, (ii) identifying cost and optimization possibilities, (iii) outlining a wide variety of client outcome measurements, (iv) analyzing overall contract effectiveness, and (v) producing indicators which assist the NHL team to target opportunities for improved team efficiency. This software comes with an ability to provide a graphically illustrated ‘report card’ for contribution to annual, interdisciplinary care conferences with staff and family members, as well as fall reporting capacities, which are central to many homes’ fall prevention committee meetings. Additionally, data generated by the software allows members from both the NHL team and the eldercare facility team to identify residents who fall frequently and allow for the inter-disciplinary team to put strategies in place to better reduce a resident’s “fall-risk”.

NHL has created and delivers, through online virtual technology, a variety of eldercare related educational in-service programs which include topics such as nursing restorative education, back education and other eldercare-relevant topics such as osteoporosis, fall prevention, wheelchair positioning, and least restraints. NHL has designed its virtual online education in-service programs and modules to be presented in a variety of formats to facilitate the different capacity and styles of learning common to senior-aged individuals.

Our eldercare PT services are provided as follows:

1.	Long-Term Care Homes. NHL contracts with long-term care homes to provide individualized, onsite PT and group exercise classes for its residents. Registered physiotherapists are assisted by on-site support personnel to deliver individualized care, based on assessed needs, and with a goal of assisting each resident to attain and maintain their highest level of function possible with their activities of daily living. These services are primarily funded by the Ontario Ministry of Long-Term Care (“MLTC”). The NHL team assists in providing assistive device assessments allowing residents access to funding assistance for varying mobility aids (such as walkers, wheelchairs, seating, and power wheelchairs/scooters). In addition to providing PT services, our team assists the long-term care home’s interdisciplinary team in the homes’ annual care conferences with its residents. Through the provision of education regarding nursing restorative programming, our team assists the long-term care home’s team in back education, fall prevention and many other subjects related to PT or physical health and wellness. The NHL team works together with the interdisciplinary team to assist with mandatory coding of Canada’s Resident Assessment Instrument Minimum Data Set (“RAI-MDS”) which is the standardized assessment tool required for the home to access payment from the MLTC for each resident. Additionally, through NHL’s proprietary software, the homes have access to abundant reporting solutions to help provide objective and quantitative measures for their continuous quality improvement program. NHL’s proprietary software provides our eldercare client locations with the unique ability to login and access multiple data points related to a multitude of therapy services provided to its residents, allowing for detailed, rapid reporting and accountability.

2.	Retirement Homes. We contract with client retirement homes to provide individualized PT and group exercise classes to the retirement homes’ residents. Registered physiotherapists are assisted by the onsite support personnel to deliver individualized care based on assessed needs, again with a goal of assisting the residents participating in therapy to attain and maintain their level of function related to the activities of daily living. These services are partially funded by the individual and partly funded by the MLTC. Similar to the long-term care sector, our team assists with education of the nursing/interdisciplinary team, provides in depth service reports to the homes to measure desired service delivery and our proprietary software allows for the retirement home to have the same unique login capacity. In addition to the services above, some of the residents in the retirement homes, and as applicable the resident’s family members, can request and authorize receiving an increased level of physiotherapy related services available privately on a fee-for-service basis paid by the individual. In addition, access to Registered Massage Therapists and Speech Language Pathologists is also offered on a fee-for-service basis.

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3.	Community Based Home Care Physiotherapy. Throughout the province of Ontario, the MLTC operates 14 Home and Community Care Support Services organizations (“HCCSS”) which are health authorities responsible for regional administration of public health care services. The HCCSS’s serve as contact points, information clearing houses, referral resources, and assessment / care coordinators for eligible residents who need health care assistance at home or a safer place to live through aging at home strategies that can be put in place by health care providers. Through service contracts, the HCCSS’s engage “cluster providers” to provide services to clients living in the community, clients living at-home or clients living in a retirement home. These service contracts are funded by the MLTC.

NHL is a “cluster provider” sub-contractor for home care physiotherapy in the Northeast HCCSS which encompasses more than 565,000 people across 400,000 square kilometers and five sub-regions. Through this subcontract arrangement, we provide one-on-one physiotherapy assessment and treatment to clients who cannot easily access outpatient services due to mobility challenges. Primarily, these clients are elderly with multiple co-morbidities, although some clients are not elderly and are instead simply post-operative with mobility challenges.

4.	Community Based Group Exercise Classes & Fall Prevention Programs. NHL has contracted with 2 “cluster providers” to provide group exercise classes and fall prevention programs (consisting of an assessment accompanied by education and group exercise classes) in 3 separate HCCSS’s (Central, Toronto Central and Central East) which encompass the Greater Toronto area with an estimated aggregate population of 4.4 million people. In 2013, the MLTC introduced several initiatives designed to assist seniors in maintaining an active and healthy lifestyle while still living at home. Under the 2013 initiative, exercise instructors under contract with NHL, deliver group exercise classes over a 48-week period each year.

In addition, another component of the 2013 MLTC initiative is the delivery of fall prevention programs with entry and exit assessments completed by specialized registered providers such as kinesiologists and physiotherapists with the assistance of exercise instructors for the group class and education portion of the program. The goal of these classes is to assess seniors’ general health status, identify defined levels of risk pertaining to balance and falling, and educate seniors about fall prevention through a combination of increased knowledge and teaching exercises designed to improve strength and balance.

5.	Community-based Outpatient Clinics. NHL provides outpatient physiotherapy, chiropractic, and laser technology services through a community-based clinic in the province of Ontario. The services provided at the clinic are funded by Motor Vehicle Accident treatment plans, extended health benefits insurance coverage, or private payment. A portion of the services provided at the clinic are funded by the MLTC in the form of Episodes of Care and these services are specifically targeted to be delivered to clients who meet the following criteria:

●	Aged 65 years of age and older or aged 18 years of age and younger, and
●	Are post-operative, or
●	Have just been discharged from a hospital, or
●	Are receiving services from the Ontario Disability Services Program or Ontario Works.

Our eldercare OT services are provided, through two separate sectors, as follows:

1.	Long-Term Care Sector. We contract with client homes to provide the following OT services:

●	Assessments and interventions to support maintenance and restoration of function related to seating, mobility, positioning for self-care, prevention of pressure ulcers, falls and use of restraints,
●	Speech language pathology services, including evaluation and treatment,
●	Swallowing and eating assessments and interventions,
●	Cognitive behavioral assessments and care planning,
●	Our occupational therapists have specialized training in mobility providing assistive device assessments when required. This service is funded primarily by the MLTC.

2.	Retirement Home & Community. We provide the following OT services through individual contracts with private payers:

●	Home safety assessments,
●	Functional assessments,
●	In-home activities of daily living assessments,
●	Assessment and completion of applications for assistive devices (mobility aids),
●	Custom seating and mobility consultations,
●	Case management services, and
●	Speech language pathology services, including evaluation and treatment.

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Second Pillar - Interconnected Technology for Virtual Ecosystem of Services, Products and Digital Health Offerings

Decentralization through the integration of interconnected technology platforms has been adopted and is thriving in a variety of sectors and industries such as transportation (Uber, Lyft), real estate (Zillow, Redfin, Airbnb, VRBO), used car sales (Carvana, Vroom), stock and financial markets (Robinhood, Acorns, Webull) and so many other sectors. Yet decentralization of the non-critical primary care and wellness sector of healthcare is lagging significantly in capability and benefit for patient access and delivery of services and products. The COVID pandemic has taught both patients and healthcare providers the viability, importance, and benefits of decentralized access to primary care simply through the rapid adoption of telehealth/telemedicine.

The Company’s focus on a holistic approach to patient-first health and wellness, through innovation and decentralization, includes maintaining an on-going continuous connection with our current and future patient community, beyond the traditional confines of brick-and-mortar facilities, by extending oversight of patient evaluation, diagnosis, treatment solutions, and monitoring, directly through various Medical Technology Platforms and periphery tools either in-use or under development. Through the integration and deployment of sophisticated and secure technology and periphery diagnostic tools, the Company is working to expand the reach of our non-critical primary care services and product offerings, beyond the traditional clinic locations, to geographic areas not readily providing advanced primary care service to date, including the patient’s home.

Novo Connect

The Company believes the healthcare industry is in the early stages of a fundamental transformation of the patient-practitioner-health insurer relationship whereby the patient is demanding greater control and care collaboration for their health and wellness needs while the practitioner desires dramatic improved efficiency in the delivery of their expertise to the patient. Novo Connect, the Company’s proprietary mobile application, is a secure, cloud-based health and commerce web application intended to assist patients as they explore, connect, manage, and have direct control of their personalized health and wellness needs. Novo Connect is designed to integrate the Company’s interconnected technology and provide the patient a single platform with a robust healthcare ecosystem of services, products, and digital health offerings.

The current system for delivery and access to primary care is fragmented, requiring patients to use multiple access points, portals, and applications to track various practitioner and health plan interactions for which each practitioner and health plan maintains separate records. Too many times, as a patient ages, the current systems make it almost impossible to have a central data set of a patients’ health history, many times losing various time periods of health history. Novo Connect is intended to empower the patient by providing a single platform that offers care services, tracking, and secure recordkeeping to better navigate care choices.

Specific to non-critical care, the patient-practitioner relationship is shifting away from on-site visits to primary medical centers with mass-services and to the patient’s home and micro-clinics. Novo Connect is intended to provide “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizing the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution. The services and products available through Novo Connect may be provided either directly by the Company or an affiliated network of service or product providers across a variety of specialties.

Novo Connect is intended to provide a suite of secure, reliable engagement features including, but not limited to,

●	Connect Now: a real-time scheduling solution to connect with our affiliate practitioners and physicians
●	Connect Storage: Secure Document storage
●	Connect Community: a community chat forum to share and discuss various conditions to include curated “channels” offering health and wellness solutions and insight
●	Connect CarePlan - a patient-specific care plan developed by providers, augmented with product and service solutions, to address various conditions
●	Remote bill pay
●	Remote patient monitoring interface

As of August 31, 2023, Novo Connect is in limited commercialization through certain of the Company’s corporate owned clinics with expanded commercialization intended to launch in the spring of 2024.

Telemedicine/Telehealth

The pandemic has taught both patients and healthcare providers the viability, importance, and benefits of telemedicine technology for non-catastrophic primary care. Telemedicine is transforming traditional approaches to healthcare by providing ease of access and reduced costs for patients, particularly in areas with limited access to both clinicians and medically licensed providers. In a post-pandemic global environment, telemedicine is more readily being adopted by patients, practitioners, clinicians, medical licensed providers, and health insurers for limited diagnostic and treatment solutions. We believe to date, telehealth technology usage is one dimensional and limiting in comfort for practitioners to provide in-depth diagnosis and treatment solutions.

Through both internal development and partnerships, the Company is working to provide the next generation of telehealth technology to offer the patient and the practitioner a sophisticated and enhanced telehealth interaction using an interface of sophisticated periphery based diagnostic tools, such as a blood pressure reading device, a derma scope, an ophthalmoscope, otoscope, and other add-ons operated by skilled support workers in the patient’s remote location. This enhanced telehealth experience allows for the practitioner and patient to have a much higher level of ability and comfort to provide a uniquely comprehensive evaluation, diagnosis, and treatment solution thus dramatically elevating the effectiveness of virtual visits that are more resource efficient and as effective as a physical visit.

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Remote Patient Monitoring (“RPM”)

Our RPM program is intended to empower a patient to have direct control of collecting and monitoring real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician allows for the delivery of high quality, non-redundant diagnostic based proactive healthcare. The implementation of in-clinic patient metrics equivalent to those derived via a remote application in the home environment is the first step in engaging patient retention to remote review. The RPM program allows us to further expand on our patient-first care philosophy of maintaining an on-going connection with our patient community, beyond the traditional confines of a clinic, extending oversight of patient care and monitoring directly into the patient’s home.

Third Pillar - Health and Wellness Products

We believe our science first approach to product offerings further emphasizes the Company’s strategic vision to innovate, evolve, and deliver over-the-counter preventative and maintenance care solutions as well as therapeutics and personalized diagnostics that enable individualized health optimization.

As the Company’s patient base grows through the expansion of its corporate owned clinics, its affiliate network, its micro-clinic facility openings, its interconnected technology platforms, and other growth initiatives, the development and distribution of high-quality wellness product solutions is integral to (i) offering effective product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population, and (ii) maintaining an on-going relationship with our patients through the customization of patient preventative and maintenance care solutions.

The Company’s product offering ecosystem is being built through strategic acquisitions and engaging in licensing agreements with partners that share our vision to provide a portfolio of products that offer an essential and differentiated solution to health and wellness globally.

Acenzia Inc.

Acenzia Inc. (“Acenzia”), was acquired by the Company’s wholly-owned subsidiary, Novo Healthnet Limited in June 2021. Acenzia is in the business of providing nutraceutical health solutions through advanced bio-science research and development, proprietary manufacturing, and personalized diagnostics. In addition, Acenzia has developed a multiple international jurisdiction patented technology platform, using zebra fish, which enables rapid analysis of cancer cells, offering cancer patients and their healthcare providers prediction of early metastasis and drug sensitivity thereby providing important information for diagnosis and treatment (“Zgraft”)

Acenzia, founded in 2015, is licensed by multiple international government agencies including Health Canada, the U.S. FDA and the European Union for Good Manufacturing Practices (GMP) for over-the-counter and dietary supplement manufacturing. In addition, Acenzia maintains multiple third-party licenses including from the National Sanitation Foundation International (NSF) for meeting the required public health standards for manufacturing food, nutrition, and supplements. Acenzia is dedicated to the creation of innovative therapeutics and diagnostics that enables individualized health optimization.

Acenzia’s 36,000 square foot facility is located in Windsor Ontario Canada and includes Class 100 pharmaceutical grade cleanrooms and certified laboratories from which Acenzia creates and manufactures evidenced-based dietary, nutraceutical, and food products that can be validated through personalized diagnostics.

PRO-DIP, LLC

PRO-DIP, LLC (“PRO-DIP”), founded in 2015 and based in San Jose, California, was acquired by the Company in May 2021. PRO-DIP has developed and commercialized its proprietary, patent-pending ION Energy oral pouch that delivers flavorful bursts of vitamins and natural energy supplements through small, semi-permeable sachets placed in the mouth, between the gum and cheek or lip. The initial burst of supplements is followed by extended absorption of the nutrients, providing long-lasting energy, even at high-exertion levels. With its hand-free ease of consumption, the ION energy-rich pouch is an alternative to traditional sports supplements. On March 15, 2022, PRO-DIP was issued U.S. Patent No. 11,273,965 by the U.S. Patent and Trademark Office on March 15, 2022. The ‘965 patent relates to PRO-DIP’s novel technology for manufacturing its oral supplement pouches.

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In addition to the ION Energy oral pouch, PRO-DIP is developing other pouch types for applications such as hydration, immunity, multi-vitamin, antioxidants, creatine, and sleep.

The PRO-DIP oral pouch delivery system offers broad market applications related to (i) nutritionally focused products and, (ii) medicinal based formulations. The dissolvable oral pouch as the delivery mechanism for certain medications, normally swallowed in pill or tablet format, between the cheek and gum for buccal absorption into the mouth’s small blood vessels.

PRO-DIP’s current distribution chain includes ADS, Inc., a leading value-added logistics and supply chain solutions provider that serves all branches of the U.S. Military, federal, state, and local government organizations, law enforcement agencies, first responders, partner nations and the defense industry. In addition, PRO-DIP is working to expand its distribution network to include convenience store chains in North America.

Terragenx Inc. and Iodine Micro-nutrient

On November 17, 2021, NHL acquired a 91% controlling interest in Terragenx Inc. and the Company acquired the intellectual property portfolio for the unique formulation and manufacturing capability to produce a water-soluble, iodine micro-nutrient oral sprays that is 100% pure and natural with no chemicals, no plastics, and no alcohol (“IoNovo”). The IoNovo oral spray line of products are (i) designed to be delivered via oral spray which is proven to be significantly more effective in absorption than pill or gel capsules, and (ii) FDA and Health Canada approved for over-the-counter and e-commerce distribution.

Iodine is a naturally occurring element and essential nutrient used by the thyroid gland to manufacture necessary hormones in the human body. Iodine is recognized as a world class disinfectant and is one of nature’s finest microbial killers of bacteria and virus deactivators. For decades, the global medical community has recognized Iodine as an essential micronutrient that assists the thyroid to produce T3 and T4 hormones needed for a healthy metabolism, immune system, increased energy levels, and cognitive development, Additionally, Iodine is known to promote healthy skin, nails, and hair.

While iodine alone cannot be ingested as a stand-alone ingredient, through the acquisition of Terragenx and the Iodine IP, Novo has acquired the intellectual property for iodine in an aqueous form that can be safely ingested and has been proven to kill viruses, bacteria and protozoa when sprayed onto your mucous membranes, the entry points for various airborne viruses.

The Company has been granted Natural Product Numbers (NPN) by Health Canada for each of IoNovo GO Iodine, IoNovo Pure Iodine, IoNovo Iodide, and IoNovo for Kids pure iodine oral spray. An NPN is a product license assessed and granted by Health Canada to commercialize a product that is found to be safe, effective, and of high quality. In addition, Turkey’s Ministry of Health has granted a registration number and provided regulatory approval for both IoNovo for Kids and IoNovo Iodine as a dietary supplement determined to be safe, effective, of high quality, and eligible for sale in Turkey.

Intellectual Property and Patents

The Company has acquired intellectual property, including patents, related to health sciences, personal diagnostics, and product applications which include:

1.	U.S. Patent No. 11,273,965 issued by the U.S. Patent and Trademark Office on March 15, 2022 for oral and/or buccal delivery pouch and the method of making same. The ‘965 patent relates to PRO-DIP’s novel technology for manufacturing its oral supplement pouches. PRO-DIP’s innovative, patented oral supplement pouch delivery system technology provides for broad market applications related to nutritionally focused products and medicinal based formulations. PRO-DIP’s initial oral pouch commercial product offering, the ION Energy pouch, is designed for the delivery of flavorful bursts of vitamins and natural energy supplements through small, semi-permeable sachets placed in the mouth, between the gum and cheek or lip. The initial burst of supplements is followed by extended absorption of the nutrients, providing long-lasting energy, even at high-exertion levels. With its hands-free ease of consumption, the energy-rich pouches are an alternative to traditional sports supplements and deliver a daily serving of natural vitamins and nutrients. The invention of the pouch delivery system for nutraceuticals continues to gain mainstream interest from health product manufacturers, medical organizations, big pharma, the military, space organizations, CBD/hemp companies, humanitarian aid groups and the list goes on.

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2.	U.S. Patent No. 10,760,060B2, issued by the U.S. Patent and Trademark Office on September 1, 2020 for injection and incubation of circulating tumor cells from a cancer biopsy in zebrafish for accelerated prediction of cancer progression and response to treatment (“Zgraft”). Zgraft is a multiple international jurisdiction patented personalized diagnostic technology platform which , using zebra fish, enables rapid analysis of cancer cells, offering cancer patients and their healthcare providers prediction of early metastasis and drug sensitivity thereby providing important information for diagnosis and treatment. The Zgraft platform models tumor progression and analyzes a cancer cell’s response to various treatment by transplanting human tumor tissue into a zebrafish allowing researchers to test an individual’s tumor cells under various conditions to see how they might respond to certain drug combinations and how the cancer progresses - all without exposing patients to the adverse effects of trying drug combinations that, ultimately, aren’t effective for their cases. Essentially, by taking a sample of cancer cells from a patient’s own tumors and studying them in a variety of conditions, doctors can now provide a more accurate prognosis of that individual’s case. More importantly, we believe doctors can now test a variety of possible drug combinations to see how that articular patient’s cancer will respond to them.

3.	Intellectual property for generic primary and sub-primary drug formulations (known as bioequivalence) of name brand pharmaceutical reference products related to usage as injectables, ophthalmic, and topical applications.

4.	Intellectual property for proprietary designs for a cannabis dosing device, TruDose, which provides real-time analysis for the amount of THC/CBD in the smoke/vapor stream, after the heat point, allowing that once the device has detected the medically prescribed pre-set amount of THC/CBD has been detected, the device shuts off the flow of smoke/vapor so that only the pre-determined dose can be inhaled. The TruDose device is designed and intended to create assurance to delivered doses potentially allowing for broader medical application adoption.

5.	Iodine and IoNovo related Intellectual Property and patent pending as follows:

a.	Canada patent pending for spray devices for dispensing aqueous iodine, and methods of making and using spray devices that dispense aqueous iodine
b.	U.S. patent pending for controlled gaseous iodine sublimation from solid iodine for atmospheric iodine nutrition, disinfection and therapeutic uses
c.	U.S. patent pending for an apparatus to produce atmospheric nutritional & disinfectant iodine
d.	U.S. patent pending for automated high output aqueous iodine production and bottling system

Business Growth Initiatives

The Company’s mission is to provide excellence in multidisciplinary primary health care evaluation, assessment, diagnosis, treatment, pain management and prevention through the integration of medical technology, advanced therapeutics, and rehabilitative science combined with the development and distribution of high-quality health and wellness product solutions. Key elements of our business growth initiatives include:

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Increase Market Share in Canada through Organic Growth, Asset Acquisition and Affiliate Network Expansion for both our Clinic and Eldercare Operations. Specific to our clinic operations, the Company has an ongoing initiative to expand our Canadian market share through organic growth, increasing our affiliate network of clinics, as well as strategic acquisitions and Joint Ventures of operating multidisciplinary primary health care clinics in markets in which we currently operate as well as new geographic markets. Specific to our eldercare based operations, we intend to increase our Canada market share of providing contracted-occupational therapy and physiotherapy services to eldercare centric homes through network affiliation growth, new contract awards, and increased usage of telemedicine.

●	Expand Operations into the United States through:

○	the introduction and deployment of our various interconnected technology platforms to deliver the Company’s array of primary care services and products.

○	Establish micro clinics in existing facilities through partnerships with existing U.S. based operators of healthcare related services and products such as pharmacies and big-box retail outlets.

○	The strategic acquisition of targeted U.S. operating clinics in key geographical areas.

○	The strategic acquisition of targeted U.S. operating pharmacies in key geographical areas.

○	Establishment of strategic affiliations, alliances and partnerships with existing U.S. health care provider facilities allowing us immediate access to their client base.

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●	Open Micro-Clinic Facilities through our Canada and U.S.LA Fitness Master Facility License Agreements. Micro-clinic facilities are reduced footprint clinics, primarily located within the footprint of box-store commercial enterprises, focused on providing both (i) multidisciplinary primary care and medical technology related services, and (ii) health and wellness products. Under the terms of our agreements with LA Fitness (U.S. and Canada), we are planning to operate micro-clinic facilities within the footprint of LA Fitness facilities throughout both the U.S. and Canada. Each micro-clinic exists through either third-party sub-license agreements or corporate sponsored arrangement. The Company’s LA Fitness based micro-clinic facilities will primarily provide outpatient physiotherapy and occupational therapy services.

●	Further Development and Usage of Novo Connect and Telemedicine/Telehealth Medical Technology Platform.

The Company’s focus on a holistic approach to patient-first health and wellness, through innovation and decentralization, includes maintaining an on-going continuous connection with our current and future patient community, beyond the traditional confines of brick-and-mortar facilities, by extending oversight of patient evaluation, diagnosis, treatment solutions, and monitoring, directly through various Medical Technology Platforms and periphery tools either in-use or under development. Through the integration and deployment of sophisticated and secure technology and periphery diagnostic tools, the Company is working to expand the reach of our non-critical primary care services and product offerings, beyond the traditional clinic locations, to geographic areas not readily providing advanced primary care service to date, including the patient’s home.

The Company believes the healthcare industry is in the early stages of a fundamental transformation of the patient-practitioner-health insurer relationship whereby the patient is demanding greater control and care collaboration for their health and wellness needs while the practitioner desires dramatic improved efficiency in the delivery of their expertise to the patient. Through both internal development and partnerships, the Company is working to provide the next generation of telehealth technology capability to offer the patient and the practitioner a sophisticated and enhanced telehealth interaction through laptop, desktop or the Company’s Novo Connect mobile application.

Novo Connect is the Company’s proprietary mobile application designed and built to be a secure, cloud-based health and commerce web application intended to assist patients as they explore, connect, manage, and have direct control of their personalized health and wellness needs. Novo Connect is designed to integrate the Company’s interconnected technology and provide the patient a single platform with a robust healthcare ecosystem of services, products and digital health offerings.

Through the interface of sophisticated peripheral based diagnostic tools, such as a blood pressure reading device, a derma scope, an ophthalmoscope otoscope, and other add-ons operated by skilled support workers in the patient’s remote location, the practitioner’s ability and comfort to provide a uniquely comprehensive evaluation, diagnosis, and treatment solution is dramatically elevated creating virtual visits that are intended to be as real and as effective as a physical visit.

Specific to our eldercare operations, prior to COVID-19 our Telemedicine Medical Technology Platform was primarily focused on providing physiotherapy related “virtual-care” services to both smaller and remote eldercare focused facilities to ensure access to service providers, when needed; and continuity of care to eldercare patients without service providers in their area. With the profound impact COVID-19 has had on the delivery of healthcare services sector wide, we expanded our eldercare related Telemedicine Medical Technology Platform to include non-critical resident reviews, exercise related activity and additional physiotherapy sessions, ensuring continuity of service for our long-term care and retirement home clients.

Specific to our Clinic based operations, the success of telemedicine has always depended on the adoption of virtual technology by clinicians, medically licensed providers and the patient. A basic checklist approach to results allows both multidisciplinary clinicians and medically licensed providers to remotely determine if direct medical attention is required rather than remote or virtual guidance to care. The patient friendly telemedicine platform removes the traditional barrier represented by intimidating peripherals along with necessary precision use and application of the peripherals to obtain accurate data necessary for appropriate diagnosis. A patient can now feel certain of their role in the assessment process without sophisticated and exhaustive training.

●	Develop and Launch our Remote Patient Monitoring Medical Technology Platform. Beyond the traditional confines of in-clinic visits, our Remote Patient Monitoring Medical Technology Platform (“RPM platform” or “RPM”) provides clinicians and practitioners the ability to maintain an on-going continuous connection with their patient community extending patient care directly into the patient’s home. Our RPM platform empowers a patient to have direct control of collecting and monitoring real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician allows for the delivery of high quality, non-redundant diagnostic based proactive healthcare. The implementation of in-clinic patient metrics equivalent to those derived via a remote application in the home environment is the first step in engaging patient retention to remote review.

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Build an Intellectual Property and Patent Portfolio. In addition to the Company’s current portfolio of Intellectual Property (IP), patent-pending and patent assets, we intend to acquire or obtain licensing rights for IP and patents related to health sciences and health and wellness products, and nano-formulation.

When considering nano-formulation patent and IP assets, one specific area we intend to pursue relates to medical cannabis related medicines, beverages and foods infused with dry powder, liquid or oil with further formulation into creams and gels, allowing for oral, intravenous and/or transdermal delivery.

●	Expand our Posture, Stride, and Kinetic Body Movement Scanning Technologies and Protocols. When combined with decades of data harvesting and analysis, we believe these specialized technologies and protocols provide our clinics with the ability to deliver better healthcare, through early diagnosis and preventative health care strategies, to both our patients and patients under the care of other providers.

●	Launch our Exclusive Medicinal Cannabidiol (“CBD”) Product Platform based in Canada. As we continue to build our health science platform of services and products through the integration of technology and rehabilitative science, one component of our lateral business growth strategy includes developing business units centered on the direct control of the cultivation, processing, and manufacturing of CBD products in Canada, and the sale and distribution of medicinal CBD products in Canada and authorized U.S. states. We expect our prospective medicinal CBD products will be specifically focused on CBD for use (i) as a treatment aid; (ii) to provide relief for a large array of neurological and musculoskeletal system disorders; and (iii) as an alternative option for health care providers in place of prescribing opioids to patients.

Offering our patients access to non-hallucinogenic and non-addictive natural remedies, under required clinical oversight policies and procedures as they relate to medicinal CBD, combined with our existing clinic-based treatment protocols, allows us to enter this market segment with a unique integration model not readily available in the marketplace.

Competition

In both Canada and the U.S., the primary healthcare service sector in which we operate is highly competitive. Specific to both our clinic and eldercare operations, with a finite number of patients and corporate clients, companies providing multidisciplinary primary health care services operate within an overlapping patient and client landscape.

Our principal competitors include other multidisciplinary primary healthcare providers, clinics, pharmacies, other micro clinic-oriented facilities, hospitals, and general primary care facilities. An important part of our business strategy is to continue making targeted acquisitions of other multidisciplinary primary healthcare providers. However, reduced capacity, the passage of healthcare parity legislation, and increased demand for multidisciplinary primary healthcare related services and products are likely to attract other potential buyers, including diversified healthcare companies, other pure-play multidisciplinary primary healthcare providers, companies, and private equity firms.

In addition to the competition we face for acquisitions, we must also compete for patients. Patients are referred to our multidisciplinary primary healthcare facilities through a number of different sources, including healthcare practitioners, public programs, other treatment facilities, insurance providers, legal practitioners, and word of mouth from previously treated patients and their families, among others. These referral sources may instead refer patients to other providers of services similar to ours.

There is additional competition from non-traditional healthcare providers, such as holistic and Eastern medicine-based clinics. We believe we can successfully compete based on providing high-quality specialized multidisciplinary primary health care services, products, meaningful interconnected technology applications, competitive pricing, building and maintaining a solid reputation and our caregiver’s devotion to maintaining the highest quality patient satisfaction.

The health and wellness product industry is highly competitive. Our ability to remain competitive depends on many factors, including having relevant products that meet consumer needs, enhanced education and tools, innovation in our products and services, competitive pricing, a strong reputation, and a financially viable company.

Health Insurance Plans

Additionally, our ability to effectively compete for patients is impacted by commercial and managed care payor programs that influence patient choice by offering health insurance plans that restrict patient choice of provider.

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Canadian Health Care System

Our competition will also be the Canadian health care system which is a government sponsored system that began in 1957, when Parliament approved the Hospital Insurance and Diagnostics Services Act. The Act provided free acute hospital care, laboratory and radiological diagnostic services to Canadians. By 1961, agreements were in place with all the provinces and 99% of Canadians had free access to the health care services covered by the legislation. The Act was followed by the Medical Care Act of 1966 that provided free access to physician services. By 1972, each province had established its own system of free access to physician services. The federal government shared in the funding. In 1984, the Government of Canada passed the Canada Health Act (CHA). The Canada Health Act created a publicly administered health care system that is comprehensive, universal and accessible. All medically necessary procedures are provided free of charge. The system provides diagnostic, treatment and preventive services regardless of income level or station in life. Access to care is not based on health status or ability to pay. Coverage is portable between provinces and territories. We can give no assurance that we will be able to effectively compete in this market.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this prospectus summary and those set forth in “Item 1A. Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus.. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

●	We have a history of operating losses;

●	We may not be able to implement successfully our growing our multidisciplinary primary health care business by opening and acquiring new clinics and expanding the staffing of multidisciplinary primary health care clinicians to affiliate clinics and eldercare centric homes;

●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business

●	We may not be able to increase our market share in existing eldercare services, occupational therapy services, physiotherapy services and speech language pathology services through network affiliation growth and new contracts;

●	We may be unable to attract sufficient demand for and obtain acceptance of our multidisciplinary primary health care services and our medical cannabidiol products by both multidisciplinary primary health care clinicians and patients;

●	The clinics that we acquire or open may not meet our expectations;

●	If we open new clinics in existing markets, revenue at our existing clinics may be affected negatively;

●	The multidisciplinary primary health care market is highly competitive, including competition for patients, strategic relationships, and commercial payor contracts, each of which could adversely affect our contract and revenue base;

●	We may be unable to obtain reimbursement for our multidisciplinary primary health care services from the government or third-party health care insurers of our patients;

●	We may not be able to successfully make acceptable financial arrangements for patients who desire treatment but cannot afford to pay in full or part, and for whom third-party insurance coverage is either limited or non-existent;

●	Prospective patients may be unwilling to pay out-of-pocket for certain of our multidisciplinary primary health care and primary care services, in the absence of reimbursement from the government or third-party health care insurers for such multidisciplinary primary health care and services;

●	The success of alternative treatments, therapies and medical products as opposed to the multidisciplinary primary health care services, therapies and prospective medical CBD products that we might offer in the future could adversely affect us;

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●	We may not be able to recruit and retain qualified multidisciplinary primary health care clinicians for our multidisciplinary primary health care clinics and staffing of affiliate clinics and eldercare centric homes;

●	We may not be able to prohibit or limit our multidisciplinary primary health care clinicians from competing with us in our local markets;

●	We may be unable to enter into or maintain contracts for our multidisciplinary primary health care services on favorable terms with commercial payors in Canada and the United States;

●	Government health care programs may reduce reimbursement rates;

●	The health care industry is heavily regulated, and if we fail to comply with these laws and governmental regulations, we could incur penalties or be required to make significant changes to our operations;

●	Our multidisciplinary primary health care clinics are and will be subject to numerous statutes and regulations in the Canadian provinces in which we operate or intend to operate and states in the United States in which we intend to operate. Failure to comply with these laws and regulations could result in civil or criminal sanctions;

●	Past and future health care reform legislation and other changes in the health care industry could adversely affect our business, financial condition and results of operations;

●	We are subject to the Canada Health Act, Canada’s National Health Insurance Program and Food and Drugs Act and analogous provisions of applicable federal, provincial, state and local laws and could face substantial penalties if we fail to comply with such laws;

●	If the Company acquires one or more multidisciplinary primary health care clinics or primary care facilities in the United States, we will be subject to the Anti-Kickback Statute, FCA, Civil Monetary Penalties statute and analogous provisions of applicable state laws and could face substantial penalties if we fail to comply with such laws;

●	We will be subject to the data privacy, security and breach notification requirements of Canadian and United States federal statutes and other data privacy and security laws, and the failure to comply with these rules, or allegations that we have failed to do so, could result in civil or criminal sanctions;

●	Our Telemedicine Medical Technology Platform is currently in early-stage roll-out and we may be unsuccessful in the commercialization of the Telemedicine Medical Technology Platform;

●	Our success with the Telemedicine Medical Technology Platform will highly be dependent upon our ability to develop relationships with primary care physicians, specialists and clinicians;

●	Our Telemedicine Medical Technology Platform may not be accepted in the marketplace;

●	Our Remote Patient Monitoring Medical Technology Platform is currently in early-stage roll-out and development and we may be unsuccessful in the commercialization of the RPM platform;

●	Our success with the Remote Patient Monitoring Medical Technology Platform will highly be dependent upon our ability to develop relationships with primary care physicians and specialists;

●	Our Remote Patient Monitoring Medical Technology Platform may not be accepted in the marketplace;

●	Our Novo Connect Medical Technology Platform is currently in early-stage roll-out and development and we may be unsuccessful in the commercialization of the Novo Connect Medical Technology Platform;

●	Our success with the Novo Connect Medical Technology Platform will highly be dependent upon our ability to develop relationships with primary care physicians and specialists;

●	Our Novo Connect Medical Technology Platform may not be accepted in the marketplace;

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●	Government regulation of the internet and e-commerce is evolving, and unfavorable changes could substantially harm our business and results of operations;

●	We may be unable to attract sufficient demand for and obtain acceptance of our medical CBD products by both multidisciplinary primary health care clinicians and patients;

●	Possible yet unanticipated changes in federal and state law could cause any products that we intend to launch, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any of our products containing CBD;

●	Risks associated with the CBD products industry;

●	FDA regulation could negatively affect the hemp industry, which would directly affect our financial condition;

●	Sources of hemp-derived CBD depend upon legality of cultivation, processing, marketing, and sales of products derived from those plants under state law of the United States;

●	Because our distributors may only sell and ship our products containing hemp-derived CBD in states that have adopted laws and regulations qualifying under the 2018 Farm Act, a reduction in the number of states having such qualifying laws and regulations could limit, restrict or otherwise preclude the sale of intended products containing hemp-derived CBD;

●	There may be unanticipated delays in the development and introduction of our prospective medicinal CBD products and/or our inability to control costs;

●	If needed, we may be unable to consistently retain or hire third-party manufacturers, suppliers, or other service providers to produce our prospective medicinal CBD products;

●	We do not have control over all third parties involved in the manufacturing of our products and their compliance with government health and safety standards. Even if our products meet these standards, they could otherwise become contaminated;
●	The sale of our products involves product liability and related risks that could expose us to significant insurance and loss expenses;

●	Confusion between legal CBD and illegal cannabis;

●	Seasonal fluctuations in revenue;

●	Our failure to promote and maintain a strong brand;

●	Failure to achieve or sustain profitability;

●	Our failure to successfully or cost-effectively manage our marketing efforts and channels, and the failure of such efforts and channels to be effective in generating leads and business for the Company or any of its affiliated providers;

●	Significant competition;

●	Adequate protection of confidential information;

●	The business risks of United States and international operations;

●	Our vulnerability to changes in consumer preferences and economic conditions;

●	Potential litigation from competitors and health related claims from patients and customers;

●	A limited market for our common stock;

●	Our ability to adequately protect the intellectual property used to produce our prospective medicinal CBD products; and

●	Our ability to stay abreast of modified or new laws and regulations applying to our business.

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The Streeterville Financing

On April 5, 2024 (the “Effective Date”), we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Streeterville Capital, LLC (the “Holder” or “Selling Securityholder”), pursuant to which we issued a secured convertible promissory note (the “Convertible Note”) with a maturity date of April 8, 2025 (the “Maturity Date”), in the principal sum of $6,210,000 (the “Principal Sum”). Pursuant to the terms of the Convertible Note, we agreed to pay the Principal Sum to the Holder and to pay interest on the principal balance at the rate of 10.9% per annum. The Convertible Note carries an original issue discount (“OID”) of $660,000. In addition, $50,000 was withheld from the Principal Sum to cover the Holder’s transaction costs. Accordingly, on April 8, 2024, the Holder paid the purchase price of $5,500,000 in exchange for the Convertible Note. Upon receipt of the Purchase Price, we repaid in full the remaining outstanding balances under that certain promissory note in the original principal amount of $3,500,000 issued on September 12, 2023, as well as that certain promissory note in the original principal amount of $277,777.77 issued on September 18, 2023.

The Holder may convert the Convertible Note into our Common Stock on any trading day (and the following trading day) that any intraday trade price of the Common Stock is 10% greater than the closing trade price on the previous trading day (each a “Voluntary Conversion”). With respect to any Voluntary Conversion, the conversion price is equal to 85% of the lowest daily volume weighted average price of the Common Stock on any trading day during the five (5) trading day period prior to the respective conversion date (the “Conversion Price”), subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events as well as beneficial ownership limitations discussed below.

Beginning on October 8, 2024, the Selling Securityholder shall have the right to redeem up to $950,000 of the Convertible Note per calendar month. We are required to pay such redemption amounts in cash, provided, however, that if certain equity conditions are satisfied, then we may pay all or any portion of such applicable redemption amount by issuing shares of Common Stock at the applicable Conversion Price at such time.

The Company may prepay the Convertible Note at any time prior to the date that an Event of Default (as defined in the Convertible Note) (each an “Event of Default”) occurs at an amount equal to 105% of the Outstanding Balance (as defined below). “Outstanding Balance” means the Principal Sum then outstanding plus accrued and unpaid interest. The Convertible Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of covenants in the Convertible Note or the Securities Purchase Agreement.

Upon the occurrence of any Event of Default, the Convertible Note shall become immediately due and payable and we shall pay to the Selling Securityholder, in full satisfaction of its obligations hereunder, an amount equal to the Outstanding Balance plus the Trigger Effect (as defined herein). The “Trigger Effect” means 20% of the Outstanding Balance upon the occurrence of any Major Trigger Event (as defined in the Convertible Note) and 5% of the Outstanding Balance upon the occurrence of any Minor Trigger Event (as defined in the Convertible Note). The Trigger Effect for any Minor Trigger Event may occur up to three times. Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 22% per annum or the highest rate permitted by law.

Under the terms of the Convertible Note held by the Selling Securityholder, the Company many not make any conversions under the Convertible Note to the extent such conversion would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the Convertible Note which have not been converted (the “Maximum Percentage”). The Maximum Percentage is automatically increased to 9.99% at any time the market capitalization of the Company is less than $10,000,000. By written notice to the Selling Securityholder, we may decrease the Maximum Percentage as to itself, but any such decrease will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of the Selling Securityholder.

In addition to the beneficial ownership limitations provided in the Convertible Note, the sum of the number of shares of Common Stock that may be issued under the Convertible Note may not exceed the requirements of Nasdaq Listing Rule 5635(d) (the “Issuance Cap”) unless shareholder approval is obtained as discussed below. If the number of shares of Common Stock issued to the Selling Securityholder the Issuance Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), we will, at our election, use reasonable commercial efforts to obtain stockholder approval of the Convertible Note and the issuance of additional Conversion Shares, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”). We agreed to seek the Approval within six (6) months of the Effective Date. If we are unable to obtain such Approval within nine (9) months of the Effective Date and the Issuance Cap is reached, any remaining Outstanding Balance of the Convertible Note must be repaid in cash.

The Securities Purchase Agreement contains customary representations, warranties, and covenants of the Company, including, among other things and subject to certain exceptions, registration rights with respect to the Common Stock underlying the Convertible Note. The Securities Purchase Agreement also requires us to file a registration statement covering the Selling Securityholder’s resale of the Common Stock underlying the Convertible Note within 75 days of the closing date.

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In connection with the Convertible Note and the Securities Purchase Agreement, the Company and the Selling Securityholder also entered into a security agreement (the “Security Agreement”). Pursuant to the Security Agreement, we granted the Selling Securityholder a security interest in all of our assets.

Acenzia Inc. (“Acenzia”), our wholly owned subsidiary, entered into a guaranty with the Selling Securityholder on April 5, 2024 (the “Acenzia Guaranty”). Acenzia guaranteed the repayment of the Convertible Note and granted the Selling Securityholder a security interest in the assets of Acenzia, including but not limited to the property located at 1580 Rossi Drive, Tecumseh, Ontario, Canada. Further, Novo Healthnet Limited (“NHL”), our wholly owned subsidiary, entered into a guaranty with the Selling Securityholder on April 5, 2024 (the “NHL Guaranty”). NHL guaranteed the repayment of the Convertible Note and granted the Selling Securityholder a security interest in the assets of NHL.

The Convertible Note issued pursuant to the Securities Purchase Agreement was sold and issued without registration under the Securities Act of 1933, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a smaller reporting company, we may take advantage of certain reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or Chief Executive Officer pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure. We will remain a “smaller reporting company” until the last day of the fiscal year in which we have at least $250.0 million in outstanding voting and non-voting common equity held by our non-affiliates on the last day of the fiscal year in which we have at least $100 million in revenue and at least $700 million in outstanding voting and non-voting common equity held by our non-affiliates (in each case, with respect to common equity value, as measured as of the last business day of the second quarter of such fiscal year).

Corporate Information

Novo Integrated Sciences, Inc. (“Novo Integrated”) was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, the Company was re-domiciled to the State of Nevada. Effective July 12, 2017, the Company’s name was changed to Novo Integrated Sciences, Inc. On February 23, 2021, our shares of Common Stock began trading on the Nasdaq Capital Market under the symbol, “NVOS.” Our principal office is located at 11120 NE 2nd Street, Suite 100, Bellevue, Washington 98004 and our phone number is (206) 617-9797. Our corporate website address is www.novointegrated.com. The information contained on, or accessible through, our website is not incorporated in, and shall not be part of, this prospectus.

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THE OFFERING

Issuer:	Novo Integrated Sciences, Inc., a Nevada corporation

Securities being offered by the Selling Securityholder:	Up to 3,500,000 shares of Common Stock which may be issued upon the conversion of the Convertible Note. Our Common Stock and the Convertible Note are described in further detail in the section of this prospectus titled “Description of Securities.”

Common Stock Outstanding Before the Offering:	19,054,523 Shares(1).

Common Stock Outstanding After the Offering:	Up to 22,554,523 Shares, assuming the issuance of all 3,500,000 shares offered for resale by the Selling Securityholder pursuant to this prospectus. The actual number of shares issued will vary depending on the number of shares issued upon conversion of the Convertible Note.

Offering Price per Share:	The Selling Securityholder may re-sell all or a portion of the Shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Terms of the Convertible Note:

The per share conversion price into which the principal amount under the Convertible Note shall be convertible into shares of Common Stock hereunder is equal to 85% of the lowest daily volume weighted average price of the Common Stock on any trading day during the five (5) trading day period prior to the conversion of the Convertible Note (the “Conversion Price”).

Beginning on October 8, the Selling Securityholder shall have the right to redeem up to $950,000 of the Note per calendar month. We are required to pay such redemption amounts in cash, provided, however, that if certain equity conditions are satisfied, then the Company may pay all or any portion of such applicable redemption amount by issuing shares of Common Stock at the applicable Conversion Price at such time.

The Convertible Note matures on April 8, 2025.

Use of Proceeds:	We will not receive any of the proceeds from the conversion of the Convertible Note into shares of our Common Stock nor will we receive any proceeds from the disposition and/or resale of the shares of Common Stock by the Selling Securityholder or its transferees.

Nasdaq Listing:	Our Common Stock is listed on the Nasdaq Capital Markets under the symbol “NVOS”.

Plan of Distribution:	The Selling Securityholder may, from time to time, sell any or all of the Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. For further information, see “Plan of Distribution” beginning on page 24.

Risk Factors:	You should read the “Risk Factors” section of this prospectus and the other information in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

(1)	Based on 19,054,523 shares outstanding on April 15, 2024 and excludes as of such date, the following: (i) 288,193 shares of Common Stock issuable upon the exercise of outstanding warrants at weighted average exercise price of $30.46 per share, (ii) 560,923 shares of Common Stock issuable upon the exercise of outstanding stock options at weighted average exercise price of $7.52 per share, (iii) 2,300,000 shares of Common Stock reserved for purchase under our 2023 Equity Incentive Plan, and (iv) 1,700 shares of Common Stock are reserved for issuance in connection with the acquisition of 1285 Canada and Poling Taddeo Hovius Physiotherapy Professional Corp.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those described below and those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

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It is not possible to predict the actual number of shares of Common Stock, if any, we will issue upon conversion of the Convertible Note to the Selling Securityholder.

We do not have the right to control the timing and amount of any conversions of principal under the Convertible Note by the Selling Securityholder. The number of shares that we issue to the Selling Securityholder pursuant to the Convertible Note, if any, will depend upon market conditions and other factors to be determined by the Selling Securityholder. The Selling Securityholder may ultimately decide to convert none or a portion of the principal amount of the Convertible Note.

Because the conversion price of the Convertible Note purchased by the Selling Securityholder, will fluctuate based on the market prices of our Common Stock at the time of conversion by the Selling Securityholder pursuant to the Convertible Note, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the purchase price per share that the Selling Securityholder will effectively pay for shares of Common Stock issued upon conversion under the Convertible Note.

Because the market price of our Common Stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual number of shares we issue to the Selling Securityholder upon conversion of the Convertible Note may fluctuate significantly based on the market price of our Common Stock.

The number of shares of Common Stock ultimately offered for sale by the Selling Securityholder is dependent upon the number of shares, if any, we ultimately issue upon conversion of the Convertible Note. However, even if the Selling Securityholder elects to convert the entire principal amount of the Convertible Note, the Selling Securityholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.

The conversion of all or any portion of our outstanding convertible debt may dilute your holding of shares of our common stock.

We have issued an aggregate principal amount $6.21 of convertible debt (the “Convertible Debt”) at conversion prices based on a discount to the market prices of our Common Stock that will fluctuate at the time of conversion. Our shareholders could be subject to increased dilution upon conversion of the Convertible Debt. In addition, conversions of principal and interest under the Convertible Debt and the subsequent sale of shares of Common Stock issued thereby, could have an adverse effect on the market for our common stock, including the price that a shareholder could obtain for their shares. Further, our shareholders may experience dilution in the value of their investment in our Common Stock upon conversions pursuant to the Convertible Debt, including the Convertible Note.

The number of shares of Common Stock which are registered, including the shares that could be issued upon conversion of our Convertible Debt, is significant in relation to our currently outstanding common stock and could cause downward pressure on the market price for our common stock.

The number of shares of Common Stock registered for resale upon conversion of the Convertible Notes is significant in relation to the number of shares of Common Stock currently outstanding. If the Selling Securityholder determines to sell a substantial number of shares into the market at any given time, there may not be sufficient demand in the market to purchase the shares without a decline in the market price for our Common Stock. Moreover, continuous sales into the market of a number of shares in excess of the typical trading volume for our Common Stock, or even the availability of such a large number of shares, could depress the trading market for our Common Stock over an extended period of time.

USE OF PROCEEDS

We will not receive any of the proceeds from the conversion of the Convertible Note into shares of our Common Stock nor will we receive any proceeds from the disposition and/or resale of the shares of Common Stock by the Selling Securityholder or its transferees.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our Common Stock if the price appreciates. You should not purchase our Common Stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our amended and restated articles of incorporation and our bylaws, as amended, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, and our bylaws, copies of which are filed with the SEC as exhibits to this prospectus.

Pursuant to our amended and restated articles of incorporation filed with the Nevada Secretary of State on May 30, 2017, as amended effective as of January 29, 2021 and November 1, 2023, our authorized capital stock consists of 500,000,000 shares of capital stock, consisting of 499,000,000 shares of Common Stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share. As of April 15, 2024, we had 19,054,523 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. We had 554 holders of record of our Common Stock as of April 15, 2024. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the preferred stock authorized in accordance with the terms and conditions set forth in the amended and restated articles of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of the Company’s Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Stock

The total number of authorized shares of Preferred Stock shall be one million (1,000,000) shares with par value of $0.001 per share. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion, authority to do so being hereby expressly vested in the Board. As of the date hereof there are no classes of Preferred Stock designated, authorized, issued or outstanding. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(i)	The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(ii)	the voting powers, if any, of the shares of such series and whether such voting powers are full or limited;

(iii)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(iv)	whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

(v)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

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(vi)	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(vii)	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(viii)	the provisions, if any, of a sinking fund applicable to such series; and

(ix)	any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Securities Offered in this Offering

The material terms and provisions of our Common Stock being offered are described under this section “Description of Capital Stock - Common Stock” in this prospectus.

Exclusive Forum Provision

Section 22(a) of our amended and restated articles of incorporation provide that “[u]nless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the NRS, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Nevada, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.”

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our amended and restated articles of incorporation to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Anti-Takeover Effects of Certain Provisions of Our Bylaws

Provisions of our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Removal of Directors. Our amended and restated articles of incorporation provide that any director may be removed from office only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

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Vacancies on the Board. Our amended and restated articles of incorporation provide that newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board.

Bylaws. Our bylaws authorize the Board of Directors to amend the bylaws by a majority vote of the Board. Our stockholders may amend the bylaws by a majority vote of all issued and outstanding shares of our stock and, from time to time, may specify particular provisions of the bylaws which shall not be amended by the Board of Directors.

Calling of Special Meetings of Stockholders. Our amended and restated articles of incorporation provides that a special meeting of the stockholders of the Company for any purpose or purposes may be called at any time by the President or the Secretary of the Company by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock issued and outstanding and entitled to vote.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our amended and restated articles of incorporation, as amended, grants our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Cumulative Voting. Our amended and restated articles of incorporation do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Indemnification of Directors and Officers

The Company’s amended and restated articles of incorporation provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer of for any act or omission of any such director or officer; however such indemnification shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Company’s bylaws, as amended (the “Bylaws”) provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Bylaws also provide that the Company must indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against costs incurred by such person in connection with the defense or settlement of such action or suit. Such indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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The Bylaws provide that the Company must pay the costs incurred by any person entitled to indemnification in defending a proceeding as such costs are incurred and in advance of the final disposition of a proceeding; provided however, that the Company must pay such costs only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.

The Bylaws provide that the Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with Section 78.752 of the Nevada Revised Statutes.

Nevada Revised Statutes 78.751 and 78.7502 have provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney’s fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, the Nevada Revised Statues provide that he must be indemnified by the Company against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statues also provides that any discretionary indemnification, unless ordered by a court or advanced by the Company, may be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	By the stockholders;

●	By the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Transfer Agent

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. The transfer agent’s telephone (702) 361-3033.

We have agreed to indemnify Pacific Stock Transfer Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

SELLING SECURITYHOLDER

We have prepared this prospectus to allow the Selling Securityholder listed in the table below, as Selling Securityholder, to offer for resale, from time to time, up to 3,500,000 shares of our Common Stock issuable upon conversion of the Convertible Note we issued to the Selling Securityholder pursuant to the Securities Purchase Agreement. For more information see “Prospectus Summary - The Streeterville Financing” for a description of the Securities Purchase Agreement and the Convertible Note.

The Selling Securityholder listed in the table below may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to “Selling Securityholder” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholder’ interests in shares of our common stock other than through a public sale.

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The following table sets forth, as of the date of this prospectus, the name of the Selling Securityholder for whom we are registering the resale to the public of our Securities, and the number of such shares that each such Selling Securityholder may offer pursuant to this prospectus. Applicable percentages are based on 19,054,523 shares of Common Stock outstanding on April 15, 2024.

The number of shares in the table below do not reflect the limitations on conversion of the Convertible Note in excess of the Maximum Percentage and the Issuance Cap as described in the “Prospectus Summary – The Streeterville Financing.”. The Selling Securityholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

We cannot advise as to whether the Selling Securityholder will in fact sell any or all of such shares. In addition, the Selling Securityholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

				Shares beneficially owned after this Offering(2)
Selling Securityholder(1)	Number of Shares beneficially owned before this offering	Percentage of Common Stock Owned Before this Offering	Number of Shares of Common Stock Offered in this Offering	Number of Shares	Percentage of total outstanding common stock
Streeterville Capital, LLC (3)	0	0%	3,500,000	0	0%

*	Represents beneficial ownership of less than 1%.

(1)	If required, information about other Selling Securityholder, except for any future transferees, pledgees, donees or successors of the Selling Stockholder named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.

(2)	Assumes all shares offered by the Selling Securityholder hereby are sold and that the Selling Securityholder buys or sells no additional shares of Common Stock prior to the completion of this offering.

(3)	The address of Streeterville Capital LLC is 303 E Wacker Drive, Suite 1040, Chicago, IL 60601. The shares of Common Stock of the Company are directly beneficially owned by Streeterville Capital LLC and indirectly beneficially owned by Streeterville Management LLC and John M. Fife.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock held by the Selling Securityholder and issuable upon conversion of the Convertible Note by the Selling Securityholder to permit the resale of these shares of Common Stock by the Selling Securityholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholder of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

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The Selling Securityholder may sell all or a portion of the shares of Common Stock held by such Selling Securityholder and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a Selling Securityholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Securityholder may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Securityholder may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Securityholder effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved. The Selling Securityholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by the Selling Securityholder and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholder under this prospectus. The Selling Securityholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholder and any broker-dealer participating in the distribution of the shares of Common Stock will be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Securityholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

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The Selling Securityholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Securities Purchase Agreement, estimated to be $27,893 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Securityholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Common Stock offered by this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida.

EXPERTS

The consolidated financial statements appearing in Novo Integrated Sciences, Inc.’s Annual Report on Form 10-K filed for the year ended August 31, 2023, have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

●	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2023 filed with the SEC on December 14, 2023;

●	Our Quarterly Report on Form 10-Q for the fiscal quarters ended November 30, 2023 and February 29, 2024 filed with the SEC on January 22, 2024 and April 15, 2024; and

●	Our Current Reports on Form 8-K filed with the SEC on September 18, 2023, September 22, 2023, September 27, 2023, September 28, 2023, October 2, 2023, October 13, 2023, November 24, 2023, November 27, 2023, February 15, 2024, February 16, 2024, February 20, 2024, March 18, 2024, March 19, 2024, April 10, 2024 and April 11, 2024, June 3, 2024, June 6, 2024 , June 25, 2024 and June 27, 2024.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

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Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus including but limited to financial statement information and exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Novo Integrated Sciences, Inc., Attention: Christopher David, COO, 11120 NE 2nd Street, Suite 100, Bellevue, Washington 98004, chris.david@novointegrated.com or (206) 617-9797. You may access this information www.novointegrated.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding the issuers that file electronically with the SEC, including the Company, and can be accessed free of charge on the SEC’s website, http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is located at http://www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.novointegrated.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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3,500,000 Shares of Common Stock for Resale by Selling Securityholder

NOVO INTEGRATED SCIENCES, INC.

PROSPECTUS

__________, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

Type	Amount
SEC registration fee	$393
Legal fees and expenses	20,000
Accounting fees and expenses	5,000
Printing and engraving expenses	2,500
Total Expenses	$27,893

Item 14.	Indemnification of Directors and Officers.

The Company’s amended and restated articles of incorporation provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer of for any act or omission of any such director or officer; however such indemnification shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Company’s Bylaws (the “Bylaws”) provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Bylaws also provide that the Company must indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against costs incurred by such person in connection with the defense or settlement of such action or suit. Such indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Bylaws provide that the Company must pay the costs incurred by any person entitled to indemnification in defending a proceeding as such costs are incurred and in advance of the final disposition of a proceeding; provided however, that the Company must pay such costs only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.

The Bylaws provide that the Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with Section 78.752 of the Nevada Revised Statutes.

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Nevada Revised Statutes 78.751 and 78.7502 have provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney’s fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, the Nevada Revised Statues provide that he must be indemnified by the Company against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statues also provides that any discretionary indemnification, unless ordered by a court or advanced by the Company, may be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	By the stockholders;

●	By the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

These issuances of our common stock and other securities were issued in reliance on the exemption from registration provided by Sections 4(a)(2) or 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D or Regulation S promulgated thereunder since the issuance did not involve a public offering. The recipients were sophisticated investors and had access to information normally provided in a prospectus regarding the Company. In addition, the recipients were “accredited investors” as that term is defined in Rule 501(a) of Regulation D. Further, the issuance was not a “public offering” as defined in Section 4(a)(2) of the Securities Act due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of shares offered. The Company did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, the recipients had the necessary investment intent as required by Section 4(a)(2) since they agreed to allow us to include a legend on shares of Common Stock stating that such shares are restricted pursuant to Rule 144 of the Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”

During the period from May 15, 2021 through August 31, 2021, the Company engaged in the following issuances of its securities that were not registered under the Securities Act:

●	On May 24, 2021, the Company issued 18,980 restricted shares of Common Stock as consideration for a Share Exchange Agreement, completed on May 24, 2021, with the securities exchange valued at $430,837, or $22.70 per share. The fair value was determined based on the market price of the Company’s common stock on the issue date.

During the period from September 1, 2021 through August 31, 2022, the Company engaged in the following stock issuances that were not registered under the Securities Act:

●	On September 16, 2021, the Company issued 3,500 restricted shares of Common Stock under the terms and conditions of a certain Contractor Agreement, dated November 16, 2020 at a fair value price on the date of issuance of $18.50 per share.

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●	On November 23, 2021, the Company issued 200,000 restricted shares of Common Stock as collateral, to be held in escrow, pursuant to the terms and conditions provided for in two separate Securities Purchase Agreements, Pledge and Security Agreements, Secured Convertible Promissory Notes, and Escrow Agreements, each dated November 17, 2021, and to which the Company is a guarantor for each of the 2 senior secured convertible promissory notes with each having a principal amount of up to nine hundred thirty-seven thousand five hundred Dollars ($937,500.00).

●	On December 20, 2021, the Company issued 5,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated December 20, 2021 at a fair value price on the date of issuance of $13.10 per share.

●	On January 24, 2022, the Company issued 2,500 restricted shares of Common Stock as consideration for an Independent Contractor Agreement, dated November 16, 2020 at a fair value price on the date of issuance of $12.00 per share.

●	On January 24, 2022, the Company issued 6,500 restricted shares of Common Stock as consideration for an Independent Contractor Agreement, dated November 13, 2020 at a fair value price on the date of issuance of $12.00 per share.

●	On January 24, 2022, the Company issued 5,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated December 20, 2021 at a fair value price on the date of issuance of $12.00 per share.

●	On February 24, 2022, the Company issued 5,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated December 20, 2021 at a fair value price on the date of issuance of $12.90 per share.

●	On March 18, 2022, the Company issued 5,000 restricted shares of Common Stock as consideration for an Independent Contractor Agreement, dated November 16, 2020 at a fair value price on the date of issuance of $27.60 per share.

●	On March 18, 2022, the Company issued 2,500 restricted shares of Common Stock as consideration for an Independent Contractor Agreement, dated November 16, 2020 at a fair value price on the date of issuance of $27.60 per share.

●	On April 7, 2022, the Company issued 80,000 restricted shares of Common Stock as consideration for a Membership Interest Purchase Agreement, dated March 17, 2022 and closed on April 5, 2022 at a fair value price on the date of issuance of $21.30 per share.

●	On May 2, 2022, the Company issued 5,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated April 20, 2022 at a fair value price on the date of issuance of $21.40 per share.

●	On May 11, 2022, the Company issued 22,500 restricted shares of Common Stock as consideration for a Share Exchange Agreement, dated May 28, 2021 and closed on June 24, 2021 at a fair value price on the date of issuance of $19.10 per share.

●	On July 5, 2022, the Company issued 5,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated April 20, 2022 at a fair value price on the date of issuance of $18.40 per share.

●	On July 20, 2022, the Company issued 15,896 restricted shares of Common Stock as consideration for a Share Exchange Agreement, dated May 28, 2021 and closed on June 24, 2021 at a fair value price on the date of issuance of $19.40 per share.

During the period from September 1, 2022 through August 31, 2023, the Company engaged in the following issuances of its securities that were not registered under the Securities Act:

●	On October 26, 2022, the Company issued 3,623 restricted shares of Common Stock issued for NHL Exchangeable Shares under the terms and conditions of a Share Exchange Agreement which closed on June 24, 2021 at a fair value price on the date of issuance of $19.10 per share.

●	On January 25, 2023, the Company issued 320,204 restricted shares of Common Stock issued for NHL Exchangeable Shares under the terms and conditions of a Share Exchange Agreement which closed on June 24, 2021 at a fair value price on the date of issuance of $1.41 per share.

●	On February 23, 2023, the Company issued to an investor a 12% unsecured convertible promissory note with a maturity date of February 23, 2024 in the principal sum of $573,000 convertible into shares of Common Stock at a conversion rate of $0.175 per share, subject to adjustment, along with a common stock purchase warrant for the purchase of up to 1,000,000 shares of Common Stock at an exercise price of $0.25 per share, subject to adjustment, for a period of five years from the date of issuance. This note carries an original issue discount (“OID”) of $57,300.

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●	On February 24, 2023, the Company issued 95,500 restricted shares of Common Stock in exchange for cash consideration of $1.23 per share pursuant to a Securities Purchase Agreement, dated February 23, 2023.

●	On March 21, 2023, the Company issued to an investor a 12% unsecured convertible promissory note with a maturity date of March 21, 2024 in the principal sum of $573,000 convertible into shares of Common Stock at a conversion rate of $0.175 per share, subject to adjustment, along with a common stock purchase warrant for the purchase of up to 1,000,000 shares of Common Stock at an exercise price of $0.25 per share, subject to adjustment, for a period of five years from the date of issuance. This note carries an original issue discount (“OID”) of $57,300.

●	On March 22, 2023, the Company issued 95,500 restricted shares of Common Stock in exchange for cash consideration of $1.39 per share pursuant to a Securities Purchase Agreement, dated March 21, 2023.

●	On June 1, 2023, the Company issued 75,000 shares of Common Stock as consideration for a Consulting Agreement, dated May 24, 2023, at a fair value price on the date of issuance of $1.31 per share.

●	On June 20, 2023, the Company issued to an investor a 12% unsecured convertible promissory note with a maturity date of June 20, 2024 in the principal sum of $445,000 convertible into shares of Common Stock at a conversion rate of $0.175 per share, subject to adjustment, along with a common stock purchase warrant for the purchase of up to 776,614 shares of Common Stock at an exercise price of $0.25 per share, subject to adjustment, for a period of five years from the date of issuance. This note carries an original issue discount (“OID”) of $44,500.

●	On June 20, 2023, the Company issued 74,167 shares of Common Stock in exchange for cash consideration of $1.54 per share pursuant to a Securities Purchase Agreement, dated June 20, 2023.

●	On June 28, 2023, the Company issued 33,500 shares of its unregistered Common Stock and 100,000 shares of its Common Stock registered pursuant to a Form S-8 filed by the Company with the SEC on February 19, 2021 pursuant to a Separation and General Release Agreement dated June 28, 2023 at a fair value price on the date of issuance of $1.40 per share.

●	On July 3, 2023, the Company issued 75,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated May 24, 2023, at a fair value price on the date of issuance of $1.48 per share.

●	On August 1, 2023, the Company issued 75,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated May 24, 2023, at a fair value price on the date of issuance of $1.09 per share.

●	On August 21, 2023, the Company issued 236,511 restricted shares of Common Stock to the holder of a convertible note in lieu of payment due on liquidated damages in the aggregate amount of $201,034, principal and interest.

●	On August 24, 2023, the Company issued 522,777 restricted shares of Common Stock to a holder of a convertible note upon conversion of principal and interest of $580,778 on the note.

During the period from September 1, 2023 through July 5, 2024, the Company engaged in the following issuances of its securities that were not registered under the Securities Act:

●	On September 5, 2023, the Company issued 75,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated May 24, 2023, at a fair value price on the date of issuance of $2.92 per share.

●	On September 12, 2023, the Company issued to an investor a 12% unsecured convertible promissory note with a maturity date of September 12, 2024 in the principal sum of $3,500,000 convertible into shares of Common Stock at a conversion price equal to the lesser of (i) $0.45 or (ii) 91.5% of the lowest volume weighted average price of our Common Stock on any trading day during the five (5) trading day period prior to the respective conversion date, subject to adjustment including but not limited to price protection provisions in case of future dilutive offerings, subject to certain customary exempt transactions. This note carries an original issue discount of $350,000.

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●	On September 18, 2023, the Company issued 53,567 restricted shares of Common Stock upon the cashless exercise of all warrants. The warrants were issued on February 23, 2023 under the terms and conditions of the warrant agreement between the Company and Mast Hill in connection with the $573,000 promissory note issued, by the Company to Mast Hill, on February 23, 2023, at a fair value price on the date of issuance of $2.92 per share.

●	On September 18, 2023, the Company issued 75,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated August 23, 2023, at a fair value price on the date of issuance of $2.92 per share.

●	On September 18, 2023, the Company issued to an investor a 12% unsecured convertible promissory note with a maturity date of September 18, 2024 in the principal sum of $277,778 convertible into shares of Common Stock at a conversion price equal to the lesser of (i) $0.45 or (ii) 91.5% of the lowest volume weighted average price of our Common Stock on any trading day during the five (5) trading day period prior to the respective conversion date, subject to adjustment including but not limited to price protection provisions in case of future dilutive offerings, subject to certain customary exempt transactions. This note carries an original issue discount of $27,778.

●	On September 21, 2023, the Company issued 519,845 restricted shares of Common Stock to a holder of a convertible note upon conversion of principal and interest of $577,521 on the note.

●	On October 3, 2023, the Company issued 75,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated May 24, 2023, at a fair value price on the date of issuance of $3.91 per share.

●	On October 9, 2023, the Company issued 73,767 restricted shares of Common Stock in exchange for certain non-voting special shares of NHL, previously issued in connection with NHL’s Share Exchange Agreement with the Terragenx shareholders, the Company’s Asset Purchase Agreement with Mr. Terrence Mullins, and an employment agreement with Mr. Terrence Mullins, each of which closed on November 11, 2021.

●	On October 12, 2023, the Company issued 53,532 restricted shares of Common Stock upon the cashless exercise of all warrants. The warrants were issued on March 21, 2023 under the terms and conditions of the warrant agreement between the Company and FirstFire in connection with the $573,000 promissory note issued, by the Company to FirstFire, on March 21, 2023, at a fair value price on the date of issuance of $3.12 per share.

●	On October 18, 2023, the Company issued 75,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated August 23, 2023, at a fair value price on the date of issuance of $2.94 per share.

●	On October 23, 2023, the Company issued 138,703 restricted shares of Common Stock upon the cashless exercise of warrants issued on June 20, 2023 under the terms and conditions of the warrant agreement between the Company and Mast Hill in connection with the $445,000 promissory note issued, by the Company to Mast Hill, on June 20, 2023, at a fair value price on the date of issuance of $2.90 per share.

●	On November 8, 2023, the Company issued 75,000 restricted shares of Common Stock as consideration for a Consulting Agreement, dated May 24, 2023, at a fair value price on the date of issuance of $1.70 per share.

●	On November 21, 2023, the Company issued 30,675 restricted shares of Common Stock as consideration for an Executive Agreement, dated November 15, 2022, at a fair value price on the date of issuance of $1.46 per share.

●	On November 21, 2023, the Company issued 18,405 restricted shares of Common Stock as consideration for an Executive Agreement, dated November 15, 2022, at a fair value price on the date of issuance of $1.46 per share.

●	On December 21, 2023, the Company issued 457,128 restricted shares of Common Stock to a holder of a convertible note upon partial conversion of principal and interest of $454,071 on the note.

●	Between March 14, 2024 and April 4, 2024, the Company issued an aggregate of 826,203 shares of common stock to a convertible note holder upon partial conversion of a note principal amount of $271,226 and a note interest amount of $104,712.

●	On April 4, 2024, the Company issued an aggregate of 480,000 shares of common stock to a convertible note holder upon partial conversion of a note principal amount of $195,016 and a note interest amount of $8,333.

●

On April 5, 2024, the Company issued to an investor a 10.9% secured convertible promissory note with a maturity date of April 8, 2025 in the principal sum of $6,210,000 convertible by the investor into shares of Common Stock by the investor on any trading day (and the following trading day) that any intraday trade price of the Common Stock is 10% greater than the closing trade price on the previous trading day or redeemable by us under certain circumstances at a conversion price equal to 85% of the lowest daily volume weighted average price of the Common Stock on any trading day during the five (5) trading day period prior to the respective conversion date (the “Conversion Price”), subject to adjustment as provided in the Note as well as beneficial ownership limitations. This note carries an original issue discount of $660,000.

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Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Placement Agency Agreement, dated October 13, 2022, by and between the registrant and Maxim Group LLC, as exclusive placement agent thereunder (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 18, 2022).

2.1	Membership Interest Purchase Agreement dated March 17, 2022, by and among Novo Integrated Sciences, Inc., Clinical Consultants International LLC, each of the members of CCI and Dr. Joseph Chalil (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 23, 2022).

3.1	Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 5, 2017).

3.2	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on November 9, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

3.3	Termination of Amendment filed by the registrant with the Nevada Secretary of State on November 23, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

3.4	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on November 23, 2020 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

3.5	Termination of Amendment filed by the registrant with the Nevada Secretary of State on December 4, 2020 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K filed with the Commission on December 9, 2020).

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3.6	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on December 4, 2020 (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K filed with the Commission on December 9, 2020).

3.7	Bylaws dated February 15, 2008 (incorporated by reference to Exhibit 3.10 to the Company’s Annual Report on Form 10-K filed with the Commission on March 7, 2017).

3.8	Amendment to the registrant’s bylaws, dated September 27, 2023 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on September 27, 2023).

3.9*	Articles of Amendment to Articles of Incorporation, as amended, filed by the registrant with the Nevada Secretary of State on November 1, 2023 effective as of November 6, 2023.

4.1	Description of registrant’s securities (incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K filed with the Commission on December 14, 2023).

4.2	Guaranty Agreement dated September 24, 2019 by and between the registrant, Fitness International, LLC and Fitness & Sports Clubs, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

4.3	Guaranty Agreement dated September 24, 2019 by and between the registrant and LAF Canada Company (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

4.4	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2021).

4.5	Guaranty Agreement dated December 15, 2021 by and between the registrant and LAF Canada Company (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on January 18, 2022).

4.6	Form of Three Year Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 18, 2022).

4.7	Form of Five Year Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 18, 2022).

4.8	Warrant Agency Agreement, dated October 18, 2022, by and between the registrant and Pacific Stock Transfer Company (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on October 18, 2022).

4.9	Common Stock Purchase Warrant, dated as of February 23, 2023, by and between Novo Integrated Sciences, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 1, 2023).

4.10	Common Stock Purchase Warrant, dated as of March 21, 2023, by and between Novo Integrated Sciences, Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 27, 2023).

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4.11	Common Stock Purchase Warrant, dated as of June 20, 2023, by and between Novo Integrated Sciences, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Commission on June 26, 2023).

5.1*	Opinion of Anthony, Linder & Cacomanolis, PLLC

10.1+	2015 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form S-8 filed with the Commission on September 8, 2015).

10.2	Share Exchange Agreement dated April 25, 2017 by and between Turbine Truck Engines, Inc., Novo Healthnet Limited, ALMC-ASAP Holdings Inc., Michael Gaynor Family Trust, 1218814 Ontario Inc. and Michael Gaynor Physiotherapy Professional Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2017).

10.3	Amendment No. 1 to Share Exchange Agreement dated as of May 3, 2017 by and between Turbine Truck Engines, Inc., Novo Healthnet Limited, ALMC-ASAP Holdings Inc., Michael Gaynor Family Trust, 1218814 Ontario Inc. and Michael Gaynor Physiotherapy Professional Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 9, 2017).

10.4+	Option to Purchase Common Stock, dated July 12, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 18, 2017).

10.5+	Option to Purchase Common Stock dated December 29, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 3, 2018).

10.6+	Novo Integrated Sciences, Inc. 2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2018).

10.7+	Amendment to Option #21 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.8+	Amendment to Option #23 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.9+	Amendment to Option #24 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.10	Agreement of Transfer and Assignment dated January 8, 2019 by and between the registrant and 2478659 Ontario Ltd. (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on January 11, 2019).

10.11	Software License Agreement dated February 26, 2019 by and among Novo Integrated Sciences, Inc., Novo Healthnet Limited and Cloud DX Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 5, 2019).

10.12	First Amendment to Cloud DX Perpetual Software License Agreement dated March 6, 2020 and entered into on March 9, 2020 by and among the registrant, Novo Healthnet Limited and Cloud DX Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 12, 2020).

10.13	Proposal for Joint Venture dated September 11, 2019 between the registrant and Harvest Gold Farms, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 17, 2019).

10.14	Master Facility License Agreement dated September 24, 2019 by and between Novomerica Health Group Inc., Fitness International, LLC, and Fitness & Sports Clubs, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

10.15	Amendment to Master Facility License Agreement, entered into as of February 4, 2020, by and between Fitness International, LLC and Novomerica Health Group, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 10, 2020).

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10.16	Master Facility License Agreement dated September 24, 2019 by and between Novo Healthnet Limited, Inc. and LAF Canada Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

10.17	First Amendment to Master Facility License Agreement, entered into as of February 4, 2020, by and between LAF Canada Company and Novo Health Limited, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on February 10, 2020).

10.18+	Employment Agreement dated August 6, 2020 between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 12, 2020).

10.19+	Option Agreement #32 of Christopher David dated August 6, 2020 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 12, 2020).

10.20+	Novo Integrated Sciences, Inc. 2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2018).

10.21+	Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 16, 2021).

10.22	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2021).

10.23	Placement Agency Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2021).

10.24	Share Exchange Agreement, dated as of May 11, 2021, by and among the registrant, PRO-DIP, LLC, Peter St. Lawrence and George St. Lawrence (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 17, 2021).

10.25	Share Exchange Agreement, dated as of May 28, 2021, by and among Novo Integrated Sciences, Inc., Novo Healthnet Limited, Acenzia Inc., Ambour Holdings Inc., Avec8 Holdings Inc., Indrajit Sinha, Grant Bourdeau and Derrick Bourdeau (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 3, 2021).

10.26+	Executive Agreement, dated June 18, 2021, by and between the registrant and GPE Global Holdings Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 21, 2021).

10.27	Amendment No. 1 to Share Exchange Agreement entered into and effective as of September 22, 2021, by and between the registrant, Novo Healthnet Limited, Acenzia Inc., Avec8 Holdings Inc., Ambour Holdings Inc., Indrajit Sinha, Grant Bourdeau, and Derrick Bourdeau (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 23, 2021).

10.28	Amendment No. 2 to Share Exchange Agreement entered into and effective as of October 7, 2021, by and between the registrant, Novo Healthnet Limited, Acenzia Inc., Avec8 Holdings Inc., Ambour Holdings Inc., Indrajit Sinha, Grant Bourdeau, and Derrick Bourdeau (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 14, 2021).

10.29	Amendment No. 3 to Share Exchange Agreement entered into and effective as of October 22, 2021, by and between the registrant, Novo Healthnet Limited, Acenzia Inc., Avec8 Holdings Inc., Ambour Holdings Inc., Indrajit Sinha, Grant Bourdeau, and Derrick Bourdeau (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 28, 2021).

10.30	Letter Agreement dated November 2, 2021 by and between Novo Healthnet Limited and Healthnet Assessments Inc. (incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K filed with the Commission on December 14, 2021).

10.31	Letter Agreement dated November 2, 2021 by and between Novo Healthnet Limited and ICC Healthnet Canada Inc. (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed with the Commission on December 14, 2021).

10.32	Letter Agreement dated November 2, 2021 by and between Novo Healthnet Limited and Peak Health LTC Inc. (incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K filed with the Commission on December 14, 2021).

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10.33	Letter Agreement dated November 2, 2021 by and between Novo Healthnet Limited and Michael Gaynor Physiotherapy Professional Corporation (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed with the Commission on December 14, 2021).

10.34	Letter Agreement dated November 2, 2021 by and between Novo Healthnet Limited and Peak Health LTC Inc. (incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K filed with the Commission on December 14, 2021).

10.35	Share Exchange Agreement, dated as of November 17, 2021, by and among the registrant, Novo Healthnet Limited, Terragenx Inc., TMS Inc., Shawn Mullins, Claude Fournier, and The Coles Optimum Health and Vitality Trust (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2021).

10.36	Asset Purchase Agreement, dated as of November 17, 2021, by and between the registrant and Terence Mullins (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2021).

10.37	Securities Purchase Agreement, dated as of November 17, 2021, by and among the registrant, Terragenx Inc. and Jefferson Street Capital LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2021).

10.38	Secured Convertible Promissory Note, dated November 17, 2021, issued by Terragenx Inc. in favor of Jefferson Street Capital, LLC (registrant as guarantor) (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2021).

10.39	Common Stock Purchase Warrant dated November 17, 2021 (Jefferson Street Capital, LLC as holder) (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2021).

10.40	Securities Purchase Agreement, dated as of November 17, 2021, by and among the registrant, Terragenx Inc. and Platinum Point Capital LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2021).

10.41	Secured Convertible Promissory Note, dated November 17, 2021, issued by Terragenx Inc. in favor of Platinum Point Capital, LLC (registrant as guarantor) (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2021).

10.42	Common Stock Purchase Warrant dated November 17, 2021 (Platinum Point Capital, LLC as holder) (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2021).

10.43	Amended and Restated Master Facility License Agreement, dated December 15, 2021, by and between LAF Canada Company and Novo Healthnet Limited (incorporated by reference to Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on January 18, 2022).

10.44+	Executive Employment Agreement dated as of April 5, 2022 by and between the registrant and Dr. Joseph Mathew Chalil April 7, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 7, 2022).

10.45	Waiver and Amendment, dated as of October 13, 2022, by and between the registrant and CVI Investments, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 14, 2022).

10.46	Waiver and Amendment, dated as of October 13, 2022, by and between the registrant and Hudson Bay Master Fund Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 14, 2022)

10.47	Exchange Offer and Amendment, dated as of November 14, 2022, by and between the registrant and CVI Investments, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on form 8-K filed with the Commission on November 15, 2022).

10.48	Exchange Offer and Amendment, dated as of November 14, 2022, by and between the registrant and Hudson Bay Master Fund Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 15, 2022).

10.49	Letter Agreement, dated December 13, 2022, by and among the registrant, Terragenix Inc. and Jefferson Street Capital LLC (incorporated by reference to Exhibit 10.49 to the Company’s Annual Report on Form 10-K filed with the Commission on April 3, 2023).

10.50	Promissory Note, dated as of February 23, 2023, by and between Novo Integrated Sciences, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on March 1, 2023).

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10.51	Securities Purchase Agreement, dated as of February 23, 2023, by and between Novo Integrated Sciences, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on March 1, 2023).

10.52	Promissory Note, dated as of March 21, 2023, by and between Novo Integrated Sciences, Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on March 27, 2023).

10.53	Securities Purchase Agreement, dated as of March 21, 2023, by and between Novo Integrated Sciences, Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on March 27, 2023).

10.54+	2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.54 to the registrant’s Annual Report on Form 10-K filed with the Commission on December 14, 2023).

10.55	Securities Purchase Agreement, dated as of April 26, 2023, by and between the registrant and RC Consulting Group LLC in favor of SCP Tourbillion Monaco (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on April 27, 2023).

10.56	Promissory Note, dated as of April 26, 2023, issued by the registrant to RC Consulting Group LLC in favor of SCP Tourbillion Monaco. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on April 27, 2023)

10.57	Promissory Note, dated as of June 20, 2023, by and between Novo Integrated Sciences, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on June 26, 2023).

10.58	Securities Purchase Agreement, dated as of June 20, 2023, by and between Novo Integrated Sciences, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on June 26, 2023).

10.59	Separation and General Release Agreement, dated as of June 28, 2023, by and between Novo Integrated Sciences, Inc., Jim Zsebok, and RTZ Consulting Group, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on July 3, 2023).

10.60	Promissory Note, dated as of September 12, 2023, by and between Novo Integrated Sciences, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on September 18, 2023).

10.61	Securities Purchase Agreement, dated as of September 12, 2023, by and between Novo Integrated Sciences, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on September 18, 2023).

10.62	Guaranty, dated as of September 12, 2023, by and between Acenzia Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the Commission on September 18, 2023).

10.63	Promissory Note, dated as of September 18, 2023, by and between Novo Integrated Sciences, Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on September 22, 2023).

10.64	Securities Purchase Agreement, dated as of September 18, 2023, by and between Novo Integrated Sciences, Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on September 22, 2023).

10.65	Guaranty, dated as of September 18, 2023, by and between Acenzia Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the Commission on September 22, 2023).

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10.66	Master (Asset Transfer) Agreement, dated as of September 27, 2023, by and between the registrant and Blacksheep Trust (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on September 28, 2023).

10.67	Purchase and Sale Agreement, dated November 21, 2023, by and between the registrant Blake Alsbrook, solely in his capacity as Court-appointed successor receiver in Ocean Thermal Energy Corporation v. C. Robert Coe II, et al., United States District Court for the Central District of California Case No. 2:19-cv-04299 VAP (JPRx) (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on November 27, 2023).

10.68	Limited Waiver dated as of February 16, 2024 by and between the registrant and RC Consulting Group LLC in favor of SCP Tourbillion Monaco (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on February 20, 2024).

10.69	Assignment of Security Purchase Agreement and Promissory Note, dated March 18, 2024, by and among the registrant, RC Consulting Group LLC and RC Consulting Consortium Group LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on March 18, 2024).

10.70	Limited Waiver, dated March 19, 2024, by RC Consulting Consortium Group LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on March 19, 2024).

10.71	Promissory Note, dated as of April 5, 2024, by and between Novo Integrated Sciences, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on April 11, 2024).

10.72	Securities Purchase Agreement, dated as of April 5, 2024, by and between Novo Integrated Sciences, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on April 11, 2024).

10.73	Security Agreement, dated as of April 5, 2024, by and between Novo Integrated Sciences, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the Commission on April 11, 2024).

10.74	Guaranty, dated as of April 5, 2024, by and between Acenzia Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the Commission on April 11, 2024).

10.75	Guaranty, dated as of April 5, 2024, by and between Novo Healthnet Limited and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the Commission on April 11, 2024).

10.76	Amendment, dated June 3, 2024, by RC Consulting Consortium Group LLC in favor of SCP Tourbillion Monaco and Novo Integrated Sciences, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on June 3, 2024).

10.77+	Amendment to Executive Agreement, dated June 18, 2024, by and between the registrant and GPE Global Holdings Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on June 25, 2024).

10.78+	Amendment to Executive Agreement, dated June 18, 2024, by and between the registrant and Christipher David (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on June 25, 2024).

10.79	First Amendment to the Transaction Documents, dated as of June 23, 2024, by and between the registrant and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2024).

21.1	Subsidiaries of the Company (incorporated by reference to the registrant’s Annual Report on Form 10-K filed on December 14, 2023).

23.1*	Consent of Fruci & Associates II, PLLC, Independent Registered Public Accounting Firm.

23.3	Consent of Anthony, Linder and Cacomanolis, PLLC (incorporated in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page hereto).

107*	Registration Fee Table.

*	Filed herewith.
+	Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington on July 8, 2024.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Robert Mattacchione,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Mattacchione as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on July 8, 2024.

Name	Title

/s/ Robert Mattacchione	Chairman of the Board and Chief Executive Officer
Robert Mattacchione	(Principal Executive Officer)

/s/ Vivek Sethi	Principal Financial Officer
Vivek Sethi	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher David	Chief Operating Officer and Director
Christopher David

/s/ Alex Flesias	Director
Alex Flesias

/s/ Sarfaraz Ali	Director
Sarfaraz Ali

/s/ Michael Pope	Director
Michael Pope

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